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                                                                   EXHIBIT 10.71

          Separation From Employment Agreement dated as of February 11,
               2000 by and between Registrant and John M. Gibbons.


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                      SEPARATION FROM EMPLOYMENT AGREEMENT

        THIS SEPARATION FROM EMPLOYMENT AGREEMENT is made and entered into as of February 11, 2000 (the "AGREEMENT"), by and between The Sports Club Company, Inc., a Delaware corporation (the "COMPANY") and John M. Gibbons (the "EXECUTIVE").

                                 R E C I T A L S

        A. Executive serves as President and Chief Executive Officer of Company pursuant to an Employment Contract dated October 16, 1998, as amended to date (the "Employment Agreement").

        B. Executive and Company have agreed to terminate Executive's employment with Company on the terms and conditions set forth herein.

                                A G R E E M E N T

        NOW, THEREFORE, based on the preceding facts and in consideration of the agreements of the parties set forth below, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

        1. TERMINATION OF EMPLOYMENT. Company and Executive hereby terminate the Employment Agreement and the employment relationship between them as of February 11, 2000 (the "Termination Date"). Executive hereby resigns from the Board of Directors effective as of the Termination Date.

        2. CONSULTING RELATIONSHIP. Executive shall serve as a consultant to the Company as requested by the Chief Executive Officer of Company on terms mutually acceptable to Company and Executive. Company shall pay to Executive all reasonable expenses incurred by Executive in rendering services requested by Company, and Executive shall provide documentation of such expenses in accordance with Company policies.

        3. SEVERANCE PAYMENTS. Executive shall be entitled to the following payments:

                (a) Executive shall be entitled to receive (i) payments at the rate of $250,000 per year (the "Current Rate") as set forth in Section 4(f) of the Employment Agreement for a period of twelve months following the Termination Date (paid in the manner the Company pays salary to its executive employees), provided that if Executive engages in any Designated Activity (as defined below), then the Company's obligation to make payments pursuant to this Section 3(a) (i) shall terminate; and (ii) a payout of unused vacation pay in the amount of $22,160.91, representing 184.38 hours of unused vacation time which Executive agrees and acknowledges constitutes payment in full for all of Executive's unused vacation time at the Current Rate. As used herein, Executive shall be deemed to be engaged in a Designated Activity if Executive shall knowingly, directly or indirectly, and whether as a principal, agent, employee or otherwise, or alone or in association with any individual or other entity, carry on, be engaged or employed by or take part in, consult, or advise for personal gain, or own, share in the earnings of, or finance, whether as a lender, investor or otherwise, Brentwood Associates, Racquetball and Fitness Clubs, Inc. or any of their affiliates (the "Spectrum Operators") in connection with (a) the acquisition, management or operation of health and fitness clubs, or (b) the performance of obligations under the Transition Services Agreement entered into in connection with the sale of the Spectrum Clubs to the Spectrum Operators. Executive agrees that the foregoing restrictions are reasonable in light of (x) the nature and extent of the Company's proprietary information provided to the Spectrum Operators in connection with the sale of the Spectrum Clubs, and (y) the Company's legitimate interest in preventing the Spectrum Operators from acquiring additional information regarding the operation of the Company.

                (b) Executive shall be entitled to a bonus payment of $70,000 with respect to services rendered in 1999, payable at the same time bonuses are paid to other executive officers of the Company with respect to 1999.


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Except as set forth above or as required by the U.S. Comprehensive Omnibus
Budget Reconciliation Act of 1985 ("COBRA") or other applicable law, Executive shall have no right to additional compensation or benefits from the Company following the Termination Date.

        4. INDEMNIFICATION AGREEMENT; STOCK OPTIONS. The Indemnification Agreement dated October 7, 1994, and all stock options previously granted to Executive shall remain in effect in accordance with their terms, provided that all such stock options shall terminate 90 days following the Termination Date.

        5. REPRESENTATIONS AND WARRANTIES OF COMPANY. Company hereby makes the following representations and warranties:

                (a) Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                (b) All corporate and other actions required to be taken by or on the part of Company to authorize Company to execute and deliver this Agreement and to perform its obligations hereunder have been duly and validly taken.

                (c) The execution and the delivery by Company of this Agreement does not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in a violation of, or (iv) require any authorization, consent or approval not heretofore obtained pursuant to, any binding written or oral agreement or instrument, charter document, trust instrument, indenture or evidence of indebtedness, lease, contract or other obligation or commitment (each, a "CONTRACTUAL OBLIGATION") binding upon Company or any of its properties or assets, or any law, rule, regulation, restriction, order, writ, judgment, award, determination, injunction or decree of any court or government, or any decision or ruling of any arbitrator (each, a "REQUIREMENT OF LAW") binding upon or applicable to Company or any of its properties or assets.


                (d) This Agreement constitutes the legal, valid and binding obligation of Company and is enforceable against Company in accordance with its terms, subject to applicable bankruptcy, insolvency or other similar laws or proceedings limiting creditors' rights generally and to general equitable principles.

        6. REPRESENTATIONS AND WARRANTIES OF EXECUTIVE. Executive hereby makes the following representations and warranties:

                (a) The execution and the delivery by Executive of this Agreement does not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in a violation of, or (iv) require any authorization, consent or approval not heretofore obtained pursuant to, any Contractual Obligation or Requirement of Law to which Executive is a party or is otherwise subject.

                (b) This Agreement constitutes the legal, valid and binding obligation of Executive and is enforceable against Executive in accordance with its terms, subject to applicable bankruptcy, insolvency or other similar laws or proceedings affecting creditors rights generally and to general equitable principles.

        7. RELEASE OF CLAIMS.

                (a) RELEASED MATTERS. Except for obligations set forth in this Agreement (including the Company's obligations under COBRA, the Indemnification Agreement, and the stock options referred to in sections 3 and 4), each of Company and Executive releases and discharges the other and the other's shareholders, agents and sureties, both in individual and corporate capacities, from any and all claims, demands, promises, controversies, actions, differences, disputes, causes of action, suits, debts, liabilities, obligations, rights, allegations of misconduct and complaints of whatever character, nature or kind, in law or equity, known or unknown, suspected or unsuspected


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(collectively, the "CLAIMS") that may exist between them, relating to or arising out of any matter, cause or thing whatsoever, including, without limitation, any Claims in any way relating to or arising out of Executive's employment by Company (collectively, the "RELEASED MATTERS").

                (b) UNKNOWN CLAIMS. Company and Executive recognize and acknowledge that they may discover facts other than, different from or in addition to the facts now known or believed by them to be true, and on the basis of which they have executed and delivered this Agreement and given and granted the waivers and releases provided for herein, which Company and Executive may not have given or granted had such other, different or additional facts been known by such party. Notwithstanding such possibility, each of Company and Executive nevertheless intends that this Agreement, and the waivers and releases provided for herein, shall remain effective in all respects and particulars and for all purposes notwithstanding any such other, different or additional facts and shall constitute an absolute bar to each and every obligation, liability, claim, demand or cause of action with respect to which the waivers and releases provided for herein are given. Without limiting the generality of the foregoing, and in furtherance of the intention of the parties as set forth above, the parties hereby irrevocably and forever relinquish all rights and benefits under
Section 1542 of the California Civil Code, which provides as follows:

        "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Each party acknowledges that the foregoing waiver of the provisions of Section 1542 of the California Civil Code was separately bargained for. Each party expressly consents that this Agreement shall be given full force and effect in accordance with each and all of its express terms and provisions to the same effect as those terms and provisions relating to any other claims, demands and causes of action hereinabove specified. Each party is aware that he or its attorney may hereafter discover facts different from or in addition to the facts which he or its attorney now believes to be true with respect to the subject matter of this Agreement, but that it is such party's intention hereby to settle fully, finally, absolutely and forever any and all Claims relating to the Released Matters which now or in the future may exist, or which heretofore have existed.

                (c) Without limiting the generality of the foregoing, the Claims shall include any Claims arising out of or in any manner related to Executive's hiring by, employment with, or termination from employment with Company, including but not limited to any lawsuit, complaint, claim, petition or cause of action of any kind whatsoever under common law or under any federal or state law or regulation alleging breach of contract, express or implied, quasi-contract, promissory estoppel, wrongful termination, constructive discharge, breach of implied covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, defamation, fraud, deceit, violation of any statute or public policy, intentional or negligent misrepresentation, any other intentional or negligent act or omission, or any discrimination or harassment on the basis of race, color, religion, age, sex, pregnancy, sexual preference, national origin or ancestry, immigration status, union status, disability, physical handicap, medical condition, or marital status, including, but not limited to, any alleged violation of the U.S. Fair Labor Standards Act of 1938, as amended, 29 U.S.C. Section 201, et seq.; the U.S. Equal Pay Act, as amended, 29 U.S.C. Section 206(d); the U.S. Rehabilitation Acts, as amended, 29 U.S.C.
Section 701, et seq.; the U.S. Americans With Disabilities Act ("ADA"), as amended, 42 U.S.C. Section 12,101; the U.S. Executive Retirement Income Security Act of 1974 ("ERISA"), as amended, 29 U.S.C. Section 1001, et seq.; the U.S. Comprehensive Omnibus Budget Reconciliation Act of 1985 ("COBRA"), as amended, originally enacted as P.L. 99-272, signed into law on April 7, 1986; the U.S. Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. Section 621, et seq.; Title VII of the U.S. Civil Rights Act of 1964 ("TITLE VII"), as amended, 42 U.S.C. Section 2000e, et seq.; the U.S. Reconstruction Era Civil Rights Acts, as amended, 42 U.S.C. Sections 1981-1988, inclusive; regulations of the U.S. Office of Federal Contract Compliance Programs, as amended, 41 C.F.R.
Section 60, et seq.; the California Workers' Compensation Act, as amended, Labor Code Section 3600, et seq.; the California Fair Employment and Housing Act ("FEHA"), as amended, Government Code Section 12,900 et seq.; the California Unruh Civil Rights Act, as amended, Civil Code Section 51, et seq.; the California Labor Code, Sections 132(a), 970-973, 976-977, 1020-1054, 1101-1105,
and 1197.5-1199.5, inclusive; the wage and hour orders of the California Industrial Welfare Commission, enforced by the Division of Labor Standards Enforcement; the respective Constitutions of the United States of America and the State of California; and any claim for any attorney's or attorneys' fees, costs or expenses


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of any kind or nature whatsoever, whether now known or unknown, fixed or contingent, of as well as any now known or unknown personal injuries or damages of every kind and nature whatsoever resulting, or that may result, therefrom.

                (d) Each of the parties represents and warrants that (i) in executing this Agreement, such party has sought legal advice from California legal counsel of his or its choice; (ii) such party has read the contents of this Agreement; (iii) the terms of this Agreement and its consequences have been completely read by, and satisfactorily explained to such party by such party's counsel; (iv) such party fully understands the terms and consequences of this Agreement and voluntarily accepts the terms and consequences of this Agreement; and (v) hereafter such party shall not deny the validity of this Agreement on the ground that he or it did not fully understand the legal consequences of this Agreement or was not fully apprised of such legal consequences by such party's counsel.

        8. DISCLAIMER OF LIABILITY. Each of Company and Executive acknowledges that (a) Section 7 of this Agreement reflects a release and waiver of all Claims relating to the Released Matters; (b) neither the matters contained in this Agreement, nor the negotiation of this Agreement, should be considered admissions of any liability whatsoever by any party to this Agreement; and (c) no past or present wrongdoing on the part of any party shall be implied from the negotiation or execution of this Agreement.

        9. NON-INTERFERENCE. For a period of one (1) year from the date of this Agreement, Executive agrees that he will not directly or indirectly, as an Executive, employer, agent, principal, proprietor, general partner, ten percent (10%) or more stockholder or owner, consultant, director, corporate officer, whether alone or in association with others:

                (a) Induce or influence (or seek to induce or influence) any person who is engaged (as an Executive, agent, independent contractor, or otherwise) by Company to terminate his or her employment or engagement.

                (b) Induce or influence (or seek to induce or influence) any customer or patron of Company to terminate his or her relationship with Company; provided that, the foregoing shall not prevent Executive from working with competitors of Company.

                (c) Induce (or attempt to induce) any of Company's suppliers, vendors or contractors to cease doing business with Company; provided that, the foregoing shall not prevent Executive from working with competitors of Company.

                (d) Otherwise disparage the Company, its officers, directors, shareholders or other agents.

Executive acknowledges that his breach of any of the terms of this Section 9 would cause Company irreparable harm and injury that could not be compensated adequately by an award of monetary damages. Accordingly, if any such breach should occur, Executive acknowledges that Company shall be entitled to equitable relief (including temporary restraining orders, preliminary and permanent injunction and specific performance) in addition to any other remedies available to it at law.

        10. RETURN OF CORPORATE PROPERTY. Upon the Termination Date, Executive shall (except as otherwise required in connection with consulting services requested by Company) turn over to Company all property, writings or documents then in his possession or under his control, belonging to or relating to the affairs of Company or comprising or relating to Company's proprietary information, provided, that Executive shall be entitled to copies of his personal correspondence.

        11. COMPLETE RELEASE; INDEMNITY. Executive warrants and represents to Company that he has not heretofore assigned, transferred, or purported to assign or transfer, to any person or entity, any claim, or any portion thereof, or any interest therein arising from, based upon or relating to the Released Claims, to any other person or


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entity, and agrees to indemnify, defend and hold harmless each and all of the
Released Parties from and against any and all claims based on or arising out of any such assignment, transfer or purported assignment or transfer of the claims arising from, based upon or relating to the Released Claims. Executive further agrees that this Agreement may be pleaded as a full and complete defense to, and Executive hereby consents that it may be used as the basis for an injunction against any action, suit or other proceeding based upon any claims, demands, liabilities, suits, debts, liens, contracts, agreements, promises, damages, obligations, losses, costs, expenses or actions and causes of action of every kind, released by this Agreement.

        12. MISCELLANEOUS.

                (a) SEVERABILITY. If any paragraph, or part of any paragraph, of this Agreement is rendered void, invalid or unenforceable by any court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other paragraph (or part of any paragraph) of this Agreement.

                (b) WAIVER AND AMENDMENT. Any of the terms or provisions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only by a written instrument executed by such party. This Agreement may be amended, supplemented or modified only by an agreement in writing executed by Company and Executive.

                (c) NOTICES. All notices, requests, demands, deliveries and other communications required or permitted hereunder shall be in writing and, except as otherwise specifically provided in this Agreement, shall be deemed to have been duly given, upon receipt, if delivered personally or via fax, or three
(3) business days after deposit in the U.S. mail, if mailed, first class with postage prepaid to the parties at the following addresses:

                           If to Company:

                           The Sports Club Company, Inc.
                           11100 Santa Monica Blvd., Suite 300
                           Los Angeles, California 90025
                           Attn:  Chief Executive Officer
                           Fax:  310-479-8879

                           with a copy to:

                           Kinsella, Boesch, Fujikawa & Towle, LLP
                           1901 Avenue of the Stars, Seventh Floor
                           Los Angeles, California  90067-6009
                           Attn:  Ronald K. Fujikawa, Esq.
                           Fax:  310-284-6018

                           If to Executive to:

                           John M. Gibbons
                           1455 East Mountain Drive
                           Montecito, CA 93108
                           Fax: (805) 969-1359

                           with a copy to:

                           Terry Connery
                           Price Postel & Parma
                           P.O. Box 99
                           Santa Barbara, CA 93102-0099


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                           Fax: (805) 965-3978

Any party hereto may, from time to time, change its address for receiving notices by giving written notice thereof to the other(s) in accordance with the terms hereof.

                (d) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                (e) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous written and oral negotiations, discussions and agreements between the parties with respect to such subject matter.


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                (f) SUCCESSORS. This Agreement shall be binding on, and shall inure to the benefit of and be enforceable by, the parties hereto and their respective successors and permitted assigns.

                (g) HEADINGS. The section headings contained in this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

                (h) GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to agreements to be entered into and entirely performed within such State.

                (i) DELAY, ETC. No delay or omission to exercise any right, power or remedy accruing to any party hereto shall impair any such right, power or remedy of such party nor be construed to be a waiver of any such right, power or remedy nor constitute any course of dealing or performance hereunder.

                (j) COSTS AND ATTORNEYS' FEES. If any action, suit, arbitration proceeding or other proceeding is instituted arising out of this Agreement, the prevailing party shall recover all of such party's costs, including, without limitation, the court costs and attorneys' fees incurred therein, including any and all appeals or petitions therefrom. As used herein, "attorneys' fees" shall mean the full and actual costs of any legal services actually rendered in connection with the matters involved, calculated on the basis of the usual fee charged by the attorneys performing such services.

                (k) ASSIGNMENT. Neither this Agreement nor any right pursuant hereto or interest herein shall be assignable by either of the parties hereto without the prior written consent of the other party hereto, except as expressly permitted herein.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.



THE SPORTS CLUB COMPANY, INC.               EXECUTIVE

By: /s/ D. Michael Talla                    /s/ John M. Gibbons
    --------------------------------------  ------------------------------------
    Chairman of the Board of Directors and  John M. Gibbons
    Co-Chief Executive Officer